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[LOGO] MELLON

[GRAPHIC]


                              CODE OF CONDUCT
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                               FEBRUARY 2006

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[LOGO] MELLON


Dear Fellow Employee:

Mellon has a long, proud history and a well-deserved reputation for doing business with integrity. Maintaining that reputation for honesty and accountability, and thereby serving all of our constituents well, is essential to achieving our goal of becoming the best performing asset management and payments and securities services company. And it is the responsibility of every Mellon employee.

Guiding our day-to-day business dealings are our Shared Values - Integrity, Teamwork and Excellence. They underscore our commitment to a work environment that fosters respect for all employees, and they help us deliver on the Mellon Promise to customers around the world.

To help you make the right decisions when questions of ethics arise in the normal course of business, Mellon offers a number of valuable resources for information and support. These include the Code of Conduct, Securities Trading Policy, Senior Financial Officers Code of Ethics, and various Corporate Policies and Procedures. These policies apply to all Mellon employees and provide guidance to you regarding the standards to which you are expected to adhere. Additionally, you have a resource in Mellon's Ethics Office. Their mission is to help you when you need guidance applying these policies and to provide a confidential resource to help resolve situations in the workplace where you may have concerns about whether or not certain conduct is consistent with our Shared Values.

Every employee is responsible for speaking up when they see something wrong. You can do so by calling the MELLON ETHICS HELP LINE or the ETHICSPOINT(R) REPORT LINE. Toll free lines are established in nearly every country around the world where Mellon has employees. The numbers are included in the Code of Conduct and posted on the Ethics Web site. You can also e-mail the Ethics Office at ethics@mellon.com or visit www.ethicspoint.com to report concerns. Calls can be anonymous and confidential.

Our customers and shareholders expect Mellon and all of its employees to conduct business activities not only in full compliance with all laws and regulations, but also in accordance with the highest possible standards of ethical conduct. Together we can continue a tradition of excellence begun more than 130 years ago.


/s/ Bob Kelly
Bob Kelly Chairman, President and Chief Executive Officer


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Table of Contents
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INTRODUCTION..............................................................     1

YOUR RESPONSIBILITIES.....................................................     2

OBEYING LAWS AND REGULATIONS..............................................   3-5
 Criminal Laws............................................................     3
 Anticompetitive Activities...............................................   3-4
 Illegal Use of Corporate Funds...........................................     4
 Equal Employment Opportunity Laws........................................     5
 Drug Free Workplace...... ...............................................     5

AVOIDING CONFLICTS OF INTEREST............................................   5-9
 Investment Decisions.....................................................     5
  Investments That Require Approval.......................................     6
 Self-Dealing.............................................................     6
 Monitoring Outside Activities............................................     6
  Limiting Outside Employment.............................................     6
  Purchasing Real Estate..................................................     7
  Accepting Honoraria.....................................................     7
  Accepting Fiduciary Appointments........................................     7
  Participating in Civic Affairs..........................................     7
  Serving as an Outside Director or Officer...............................   7-8
  Participating in Political Activities...................................     8
 Dealing With Customers and Suppliers.....................................     8
  Gifts and Entertainment.................................................   8-9
  Borrowing From Customers................................................     9
  Giving Advice to Customers..............................................     9
   Legal Advice...........................................................     9
   Tax and Investment Advice..............................................     9
  Recommending Professional Services......................................     9

RESPECTING CONFIDENTIAL INFORMATION....................................... 10-11
 Types of Confidential Information........................................    10
  Information Obtained From Business Relations............................    10
  Mellon Financial Information............................................    10
  Mellon Examination Information..........................................    10
  Mellon Proprietary Information..........................................    10
  Electronic Information Systems.......................................... 10-11
  Information Security Systems............................................    11
  Computer Software.......................................................    11
  Insider Information.....................................................    11

RULES FOR PROTECTING CONFIDENTIAL INFORMATION............................. 11-12
 Limited Communication to Outsiders.......................................    11
 Corporate Use Only.......................................................    11
 Other Customers..........................................................    11
 Notification of Confidentiality..........................................    11
 Prevention of Eavesdropping..............................................    12
 Data Protection..........................................................    12
 Confidentiality Agreements...............................................    12
 Contact With the Public..................................................    12
 Supplemental Procedures..................................................    12
 Securities Firewall Policy...............................................    12

TERMINATION OF EMPLOYMENT.................................................    13

RESTRICTIONS ON WAIVERS FOR EXECUTIVE OFFICERS............................    13
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Introduction
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Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Financial Corporation and all of its employees and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and professional integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from employees in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve and one another. As Mellon employees, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their employees, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's businesses are required to be and will be reported to the appropriate authorities for prosecution.

Although the Code provisions generally have worldwide applicability, some sections of the Code may conflict with the laws or customs of the countries in which Mellon operations are located. However, the Code may be amended only with the approval of the Ethics Office.

If you have any questions about this Code, ask your supervisor, contact the Ethics Office or consult the Legal Department. If you suspect a violation of the Code of Conduct, contact the General Counsel. You can also contact either the Manager of the Ethics Office by using the MELLON ETHICS HELP LINE or ETHICSPOINT(R) REPORT LINE. All communications can be handled in a confidential and anonymous manner (see page 2 to find out how to contact the Ethics Office or EthicsPoint(R)).

TERMS FREQUENTLY USED IN THE CODE ARE DEFINED AS FOLLOWS:

o APPROPRIATE OFFICER--head of the affected group, department or subsidiary

o    APPROVAL--formal, written consent

o BANK--any bank or savings and loan association subsidiary, direct or indirect, of Mellon Financial Corporation

o SECURITIES TRADING POLICY--Mellon Financial Corporation's Securities Trading Policy

o    CORPORATION--Mellon Financial Corporation

o EMPLOYEE--any employee of Mellon Financial Corporation or any of its subsidiaries

o    GENERAL COUNSEL--General Counsel of Mellon Financial Corporation

o MANAGER OF THE ETHICS OFFICE--Manager of the Ethics Office of Mellon Financial Corporation

o MELLON--Mellon Financial Corporation and all its wholly-or majority-owned subsidiaries and affiliates.

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Your Responsibilities
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As an employee, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. You should treat all persons fairly. Everyone, including our competitors, has a right to expect you will act with complete honesty, integrity, and fairness. When, on behalf of Mellon, you purchase a product or service, you should do so on the basis of quality and price.

No code of conduct can anticipate every situation. Common sense and good judgment are required in responding to a situation that may not seem to be specifically covered by the Code and in recognizing when to seek advice regarding application of the Code. Your behavior at work reflects Mellon's ethics, so you are expected to:

o    obey all laws and regulations that apply to Mellon's business;

o avoid activities that could create conflicts of interest or even the appearance of conflicts of interest with Mellon; and

o respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon wants to hear from you. If you have a question about the Code of Conduct or related Corporate Policies, or if you want to report a concern regarding ethical business conduct, please contact MELLON'S ETHICS HELP LINE. This line is answered by Mellon's Ethics Office staff and all contacts may be anonymous.

You can contact MELLON'S ETHICS HELP LINE by:

     TELEPHONE:
     o    Asia (except Japan): 001-800-710-63562
     o    Australia: 0011-800-710-63562
     o    Brazil: 0800-891-3813
     o    Europe: 00-800-710-63562
     o Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)
     o    United States and Canada: 1-888-MELLON2 (1-888-635-5662)
     o    All other locations: call collect to 412-236-7519

     EMAIL:  ethics@mellon.com

     MAIL:   P.O. Box 535026 Pittsburgh, PA
             15253-5026 - USA

If, however you are uncomfortable contacting Mellon directly, you can contact EthicsPoint(R), an independent hotline provider as an alternative channel to raise your concerns. All contacts can be anonymous.


You can contact the ETHICSPOINT(R) REPORT LINE by:

     TELEPHONE:

        NOTE: Dial the AT&T Direct Access Number below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free ETHICSPOINT(R) REPORT LINE NUMBER WHICH IS 866-294-4696. There is no need to dial a "1" before the toll-free number outside the US and Canada.

     o    Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus)
          1-800-551-155
     o    Brazil: 0-800-890-0288
     o    Canada: No Direct Access Code needed
     o Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier: New World Telephone) 800-93-2266
     o    India: 000-117
     o Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288
     o    Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111;
          (carrier: KDDI) 00 539-111
     o Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub) 800-001-0001
     o    United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier:
          C&W) 0-500-89-0011; (carrier: NTL) 0-800-013-0011
     o    United States: No Direct Access Code needed

     WEB:
     o File a Report using the ETHICSPOINT(R) REPORT LINE (this web page is hosted on EthicsPoint's secure servers and is not part of the Mellon web site or intranet).
     o    Visit EthicsPoint(R) at http://www.ethicspoint.com

     MAIL:  EthicsPoint(R), Inc, 13221 SW 68th Parkway,
            Suite 120 Portland, OR 97223 USA

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Obeying Laws and Regulations
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Numerous national, state, provincial and local laws of the countries in which we do business apply to Mellon. As an employee, you are expected to conduct all business dealings according to these laws. Violating any of them could subject you and/or Mellon to criminal and civil penalties. If you have questions about these laws or how they apply to particular situations, ask your supervisor or consult the Legal Department.

Mellon management should be informed of matters which might adversely affect the reputation of Mellon, including investigations by any governmental agency. You must be completely candid and cooperative in dealing with Mellon attorneys and auditors.

CRIMINAL LAWS
A number of criminal laws apply to Mellon employees. Examples of activities prohibited by these laws are:

o corruptly accepting or soliciting anything of value (except your salary or other compensation paid by Mellon) intending to be influenced or rewarded in connection with Mellon's business or in return for confidential information (see page 8, "Dealing With Customers and Suppliers");

o intentionally failing to make currency transaction filings and other reports required by the Bank Secrecy Act, and other laws;

o knowingly engaging in a financial transaction involving the proceeds of an illegal activity (i.e., money laundering);

o    stealing, embezzling or misapplying Mellon funds or assets;

o using threats, physical force or other unauthorized means to collect money;

o issuing unauthorized obligations (such as certificates of deposit, notes or mortgages) or recording false entries;

o    using Corporate funds or assets to finance campaigns for political office;

o    lending trust funds to a Mellon officer, director or employee;

o    certifying a check drawn on an account with insufficient funds;

o making a loan or giving a gift to an examiner who has the authority to examine Mellon or its affiliates;

o    misusing federal records and documents;

o using a computer to gain unauthorized access to Mellon records of a customer;

o knowing that a criminal offense has been committed and helping the criminal avoid capture or punishment;

o    making false reports to government officials; and

o    using software in knowing violation of a licensing agreement.

If you are arrested, indicted, or convicted of any criminal offense involving theft, dishonesty, or breach of trust or other type of offense which may affect your employment status, you must notify your manager promptly.

ANTICOMPETITIVE ACTIVITIES
The laws of many jurisdictions prohibit anticompetitve activities. For example, in the United States the Sherman Antitrust Act prohibits any combination, conspiracy or agreement among competitors to restrict or prevent competition. A specific violation of this Act could be a formal or informal agreement between you and a Mellon competitor to fix prices, allocate markets, allocate customers or refuse to deal with particular suppliers or customers.

If you are in contact with Mellon's competitors, you must avoid any agreements with them (or even circumstances that might give the appearance of such agreements) relating to how Mellon conducts its business. You should be especially careful at social or professional gatherings and at trade association meetings where discussions or exchanges of information relating to competitive matters could occur.


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Obeying Laws and Regulations (cont.)
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Mellon strongly encourages employees to promote the sale of all of the various Mellon products and services. "Cross-selling" of Mellon products and services is an extremely valuable tool for increasing Mellon's revenues. However, employees should be aware that the United States Federal Bank Holding Company Act Amendments of 1970 and antitrust laws prohibit Mellon from participating in certain "tying arrangements." A tying arrangement is one in which a seller places conditions on a sale, or the terms of a sale, of a product or service that obligates a buyer to purchase a separate product or service. For example, you may not extend credit conditioned on a customer's rental of a Bank safe deposit box. You must be sure that you do not require customers to participate in prohibited tying arrangements.

The prohibitions against tying arrangements in the Bank Holding Company Act do not apply to certain traditional banking practices such as requiring a compensating balance in connection with a loan.

Questions concerning tying arrangements or other antitrust laws should be directed to the Legal Department.

ILLEGAL USE OF CORPORATE FUNDS
The purpose of any transaction that relates to Corporate funds or assets must be revealed and recorded at the time of the transaction. As an employee, you may not participate in any of the activities listed below.

o    You may not establish or maintain secret or unrecorded funds.

o You may not engage in any transaction knowing that part of an anticipated payment is to be used for unlawful or improper purposes.

o You may not record or participate in recording incorrect, fictitious or misleading entries in Mellon's books or records.

o You may not use Corporate funds or assets for political contributions in connection with political elections. A number of jurisdictions (both national and local) have laws restricting the use of corporate funds or assets in connection with elections in those jurisdictions. Corporate assets include your time during regular working hours, Mellon equipment and supplies, office space, clerical help and advertising facilities.

o You may not make any payment for an expressed purpose on Mellon's behalf to any individual who you know intends to use the money for a different purpose.

o You may not make Corporate or personal payments of cash or other items of value to political candidates, government officials or businesses that are designed to influence the judgment or actions of the recipients in connection with any Mellon activity. Indeed, many jurisdictions put stringent limitations on entertainment of government officials. It is not prohibited under U.S. law, however, to make payments to foreign government employees with essentially ministerial or clerical duties to induce an act or decision not involving discretion. Examples of such "facilitating" payments include payments to expedite shipments through customs, payments to obtain adequate police protection and payments to place transcontinental telephone calls.

Questions concerning the permissibility of any of the above kinds of payments, which may raise issues under applicable laws, should be directed to the Legal Department.




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Obeying Laws and Regulations (cont.)
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EQUAL EMPLOYMENT OPPORTUNITY LAWS
Various equal employment opportunity (EEO) laws (both national and local) apply to Mellon. Some prohibit certain kinds of discrimination in hiring, training, determining promotions, etc.; others require Affirmative Action
(AA). All employment decisions are to be made in a manner consistent with applicable laws. Mellon strongly supports the principles of these laws, and you are expected to comply with them. You should address any questions concerning Mellon's EEO policy, Mellon's policy prohibiting sexual harassment or Mellon's AA policy to the Legal Department or the Corporate EEO/AA Director in the Human Resources Department.


DRUG FREE WORKPLACE
The illegal possession, use, purchase, transfer or sale of narcotics or other controlled substances on Mellon owned or controlled property, in Mellon owned or leased vehicles, during performance of Mellon business or at Mellon sponsored events is strictly prohibited. Any of these activities are grounds for disciplinary action, up to and including termination of employment. Mellon will cooperate with the appropriate law enforcement agencies with respect to such acts. Employees are required to become thoroughly familiar with our Drug and Alcohol Control Policy (CPP-504-4).



Avoiding Conflicts of Interest
==============================-------------------------------------------------

In business, a conflict of interest is generally defined as a single person or entity having two or more interests that are inconsistent. You should not cause Mellon or yourself to have a conflict of interest. You should be particularly sensitive to situations involving family or household members. In your case, a conflict of interest occurs when you allow any interest, activity or influence outside of Mellon to:

o    influence your judgment when acting on behalf of Mellon;

o    compete against Mellon in any business activity;

o    divert business from Mellon;

o    diminish the efficiency with which you perform your regular duties;

o    harm or impair Mellon's financial or professional reputation; or

o    benefit you at the expense of Mellon.

As an employee, you are not permitted to participate in any activity that causes a conflict of interest or gives the appearance of a conflict of interest. Areas frequently involved in conflicts of interest and examples of prohibited activities are described below.

If you believe that you have, or may be perceived to have, a conflict of interest, you must disclose that conflict to the Manager of the Ethics Office. The Manager of the Ethics Office must keep copies of all such disclosures.

Questions concerning conflicts of interest should be directed to the Ethics Office.


INVESTMENT DECISIONS
Because your investments can lead to conflicts of interest, you must be familiar with, and comply with, the investment guidelines contained in the Securities Trading Policy, which contains restrictions and preclearance and reporting requirements for various types of securities transactions, including publicly traded securities. The Securities Trading Policy also contains special requirements for dealings in Mellon securities. In addition, certain types of investments must be reviewed individually.




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Avoiding Conflicts of Interest (cont.)
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INVESTMENTS THAT REQUIRE APPROVAL
In addition to the requirements contained in the Securities Trading Policy, you are required to obtain approval from the Manager of the Ethics Office:

o before you invest in a business enterprise if you have responsibilities for, or have decision-making responsibilities regarding, providing services to, or purchasing goods and services from, that business enterprise on behalf of Mellon; or

o to hold an investment in a business enterprise if you are assigned responsibility for, or have decision-making responsibilities regarding, providing services to, or purchasing goods or services from, that business enterprise on Mellon's behalf after you have made your investment.

SELF-DEALING
To further avoid conflicts of interest, you are restricted from becoming involved in certain business dealings with Mellon. As an employee, you are prohibited from:

o directly or indirectly buying assets from (other than assets being offered to the public or employees generally), or selling assets to, Mellon or any account for which Mellon acts as a fiduciary unless you have prior consent from the appropriate officer or you have court or regulatory approval, as required;

o representing Mellon in any activity (whether an internal Mellon activity or a transaction between Mellon and a third party) requiring your judgment or discretion which affects a person or organization in which you have a material interest, financial or otherwise. For example, you are prohibited from representing Mellon in lending money to a relative or close personal friend because it might impair or appear to impair your professional judgment or the performance of your duties, or from giving credit approval to loans made by an employee who is your spouse because it might impact your spouse's incentive compensation or performance appraisal; and

o representing any non-Mellon company in any transaction with Mellon that involves the exercise of discretion by either party.


MONITORING OUTSIDE ACTIVITIES
As an employee, you are expected to avoid any outside interest or activity that will interfere with your duties. Generally, your outside interests or activities should not:

o    significantly encroach on time or attention you devote to your duties;

o    adversely affect the quality of your work;

o    compete with Mellon's activities;

o    involve any significant use of Mellon's equipment, facilities or supplies;

o imply Mellon's sponsorship or support (for example, through the use of Mellon stationery for personal purposes); or

o    adversely affect the reputation of Mellon.


LIMITING OUTSIDE EMPLOYMENT
While an employee, you may not accept outside employment as a representative who prepares, audits or certifies statements or documents pertinent to Mellon's business.

In addition, you must obtain approval from the Manager of the Ethics Office before you accept employment as a broker, contractor or agent who engages in real estate transactions such as negotiating and selling mortgages for others, appraising property or collecting rents; or as an attorney, tax or investment counselor, or insurance broker or agent.


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Avoiding Conflicts of Interest (cont.)
==============================-------------------------------------------------

PURCHASING REAL ESTATE
Because certain subsidiaries of the Corporation are engaged in real estate activities, any real estate transaction you make must be scrutinized to make certain it is not competitive with Mellon activities.

Unless you receive prior approval from the Manager of the Ethics Office, or the purchase is made in a public auction in which Mellon is not competing, you should not directly or indirectly:

o purchase commercial real estate from, or sell it to, a current or known potential Mellon customer;

o purchase any real estate with a mortgage on which Mellon is foreclosing or on which you know Mellon is planning to foreclose; or

o bid on or purchase any real estate that you know Mellon is considering or is likely to consider purchasing.


ACCEPTING HONORARIA
Neither you nor any member of your immediate family may accept cash honoraria for your public speaking or writing services on Mellon's behalf. If a cash honorarium is tendered, you should donate it to the Mellon Financial Corporation Fund, request that it be donated to a charity of your choice, or turn it over to the Finance Department. You may accept noncash honoraria of nominal value (In the U.S., nominal value means less than $100. Contact the Ethics Office for assistance in determining nominal values in other locations.) You also may accept reimbursement of related expenses subject to the approval of the Manager of the Ethics Office. You should check with the Tax Group to ensure proper tax treatment.


ACCEPTING FIDUCIARY APPOINTMENTS
A fiduciary appointment is an appointment as an administrator, executor, guardian, custodian for a minor, trustee or managing agent. Unless you are acting on behalf of a member of your family or you have obtained approval from the Manager of the Ethics Office, you may not accept a fiduciary or co-fiduciary appointment. You also may not act as a deputy or co-tenant of a safe deposit box, or act as agent or attorney-in-fact (including signer or co-owner) on a customer's account.

Even if you are acting on behalf of a family member or receive approval to act as fiduciary or co-fiduciary, you are expected to follow these guidelines:

o avoid any representations that you are performing (or have access to) the same professional services that are performed by a Bank;

o do not accept a fee for acting as co-fiduciary with a Bank unless you receive approval from the board of directors of that Bank; and

o do not permit your appointment to interfere with the time and attention you devote to your job responsibilities.


PARTICIPATING IN CIVIC AFFAIRS
You are encouraged to take part in charitable, educational, fraternal or other civic affairs, as long as such affairs do not interfere or conflict with your responsibilities at Mellon. However, you should review the requirements of "Serving as an Outside Director or Officer" (see below) as they may apply to your participation in civic affairs. You should not imply Mellon's sponsorship or support of any outside event or organization without the approval of the Chief Executive Officer of your entity or the Chief Executive Officer's delegate.


SERVING AS AN OUTSIDE DIRECTOR OR OFFICER
In view of the potential conflicts of interest and the possible liability for both you and Mellon, you are urged to be cautious when considering service as an officer, general partner or director of any non-Mellon entity. Before agreeing to such service, you should review and comply with the Corporate Policy on Serving as a Director/Officer of an Outside Entity (CPP-805-1), which requires approvals to hold certain outside offices and directorships. Approvals granted under this Policy do not constitute requests by Mellon to serve, nor do they carry with them indemnification.

While you are serving as an officer, general partner or director of an outside entity, you should:

o not attempt to influence or take part in any vote or decision that may lead to the use of a Mellon product or service by the outside entity, or result in the conferring of some specific benefit to Mellon by the outside entity, and see that the outside entity's records reflect your abstention;



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Avoiding Conflicts of Interest (cont.)
==============================-------------------------------------------------

o relinquish any responsibility you may have for any Mellon relationship with the outside entity;

o be satisfied that the outside entity conducts its affairs lawfully, ethically and in accordance with prudent management and financial practices; and

o comply with the annual approval requirements in the Corporate Policy on Serving as a Director/Officer of an Outside Entity (CPP-805-1).

Any employee serving as a treasurer of a public organization--such as a school district, borough or other similar government entity--must consult the Legal Department for further guidelines.

PARTICIPATING IN POLITICAL ACTIVITIES
Mellon encourages you to keep informed concerning political issues and candidates and to take an active interest in political affairs. If you do participate in any political activity, however, you may not act as a representative of Mellon unless you are specifically authorized in writing to do so by the Chief Executive Officer of the Corporation.

As explained in "Obeying Laws and Regulations" on page 4, Mellon employees are not permitted to use Corporate funds or assets in connection with political elections. In accordance with applicable laws, however, Mellon may establish political action committees for lawful participation in the political process. The use of Corporate funds or assets in connection with political elections may not be made without prior approval of the Legal Department.

Hospitality toward public officials should never be such that it could tend to compromise, or give the appearance of compromising, the honesty or integrity of the public official or Mellon. Hospitality should be extended with the expectation that it will become public knowledge and should be extended in compliance with all applicable laws and regulations.


DEALING WITH CUSTOMERS AND SUPPLIERS
In your dealings with customers and suppliers, situations sometimes occur that may create a conflict of interest or the appearance of a conflict of interest. To avoid such conflicts, Corporate policies were developed in the areas listed below.


GIFTS AND ENTERTAINMENT
You may not offer or accept gifts or other items of value under circumstances intended to influence you, a customer or supplier in conducting business. Items of value include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food or drink (see page 3, "Obeying Laws and Regulations"). Employees should be aware that certain lines of businesses may have more restrictive policies. For example, in the United States employees of NASD members must adhere to NASD rules regarding gifts and entertainment.

Specifically, you may not:

o solicit for yourself or for a third party (other than Mellon) anything of value from anyone in return for any Mellon business, service or confidential information;

o give cash gifts to, or accept cash gifts from, a customer, supplier or person to whom you refer business;

o use your position at Mellon to obtain anything of value from a customer, supplier or person to whom you refer business;

o accept gifts under a will or trust instrument of a customer unless you have the prior approval of the Manager of the Ethics Office; or

o except as provided below, accept anything of value (other than earned salary, wages and fees) from anyone in connection with Mellon business.

The business practices listed below do not create the risk of corruption or breach of trust to Mellon and are permissible. Accordingly, you may accept:

o gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between an employee's parents, children, or spouse) where the circumstances make it clear that those relationships--rather than Mellon business--are the motivating factors;



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Avoiding Conflicts of Interest (cont.)
==============================-------------------------------------------------

o meals, refreshments, travel arrangements or accommodations, or entertainment of reasonable value and in the course of a meeting or other occasion held for business discussions, provided that the expenses would be paid by Mellon as a reasonable business expense;

o loans from other banks or financial institutions on customary terms to finance proper and usual employee activities (such as home mortgage loans), except where prohibited by law;

o advertising or promotional material, such as pens, pencils, note pads, key chains, calendars and similar items having a nominal value. (In the U.S., nominal value means less than $100. Contact the Ethics Office for assistance in determining nominal values in other locations.)

o discounts or rebates on merchandise or services that do not exceed those available to other customers;

o gifts that have a nominal value (see above for description of nominal value) and are related to commonly recognized events or occasions, such as a promotion, conference, sports outing, new job, wedding, retirement or holiday; or

o civic, charitable, educational or religious organization awards for recognition of service and accomplishment.

If you receive or anticipate receiving something of value from a supplier, customer or person to whom you refer business in a situation that is not specifically permitted by the Code, you must notify the Manager of the Ethics Office in writing of the circumstances. You may not accept the item (or must return it if you have already received it) unless you receive approval from the Manager of the Ethics Office. The Manager of the Ethics Office will approve or deny requests based upon the reasonableness of the circumstances and whether the circumstances pose a threat to Mellon's integrity. The Manager of the Ethics Office will maintain copies or records of all requests and responses.

Entertainment, gifts or prizes given to customers or suppliers by employees should be appropriate for the circumstances and constitute necessary and incidental Mellon business expenses. If you seek reimbursement from Mellon for business expenses, it is your responsibility to see that your expense diary is accurate and reflects only appropriate business expenses. In dealing with employees of other banks or bank holding companies in the United States, you should be aware that gifts or prizes given to those employees are subject to the United States Bank Bribery Law, and that the United States Bank Bribery Law applies to both givers and recipients.

BORROWING FROM CUSTOMERS
You are not permitted to borrow from, or lend your personal funds to, Mellon customers, brokers or suppliers. Credit transactions in customers' normal course of business and on regular terms (for example, transacting business with a recognized lending institution or charging items at a department store) are not included in this restriction.


GIVING ADVICE TO CUSTOMERS
Unless your regular Corporate duties specifically permit, you may not give legal, tax or investment advice to customers.

Legal Advice--You may be asked by a customer to make a statement regarding the legal implications of a proposed transaction. You cannot give legal advice to customers. Be sure, therefore, that nothing you say might be interpreted as legal advice.

Tax and Investment Advice--You may not advise customers on matters concerning tax problems, tax return preparation or investment decisions.


RECOMMENDING PROFESSIONAL SERVICES
Customers and others may ask your help to find qualified professional people or firms. Unless you name several candidates without indicating favoritism, you may not recommend attorneys, accountants, insurance brokers or agents, stock brokers, real estate agents, etc., to customers, employees or others. Under no circumstances may you make a recommendation if you expect to benefit.



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Respecting Confidential Information
==============================-------------------------------------------------

As an employee, you may have knowledge, reports or statements about Mellon's business or possess confidential information about the private or business affairs of Mellon's customers and suppliers. You should assume that all information about Mellon business or the private or business affairs of Mellon's customers (including applicants, former customers and employees/retirees of customers) or suppliers is confidential and you should treat that information as privileged and hold it in the strictest confidence.

Confidential information is to be used only for Mellon's Corporate purposes. Under no circumstances may you use such information for personal gain or pass it on to any person outside Mellon, including family or friends, or even to other employees who do not need such information to perform their jobs or to provide services to or for Mellon. All employees must comply with Mellon's Consumer Privacy Policies and applicable privacy laws and regulations.

TYPES OF CONFIDENTIAL INFORMATION
Although it is impossible to provide an exhaustive list of information that should remain confidential, the following are examples of the general types of confidential information that employees might receive in the ordinary course of carrying out their job responsibilities.

INFORMATION OBTAINED FROM BUSINESS RELATIONS
You may possess confidential information about those with whom Mellon has business relations. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both you and Mellon to liability for damages. Customer information should not be released to third parties without customer authorization except as approved by the Legal Department.


MELLON FINANCIAL INFORMATION
Financial information about Mellon is confidential unless it has been published in reports to shareholders or has been made otherwise available to the public. It is the policy of the Corporation to disclose all material Corporate information to the public in such a manner that all those who are interested in the Corporation and its securities have equal access to such information.

Except as required by law or approved by the Finance Department, financial information is not to be released to any person or organization. If you have any questions about disclosing financial information, contact the head of the Finance Department.


MELLON EXAMINATION INFORMATION
Virtually all Mellon entities are periodically reviewed by regulatory examiners. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from those reports to anyone not officially connected with Mellon is a criminal offense.

Questions concerning examination information should be directed to the Legal Department.


MELLON PROPRIETARY INFORMATION
Certain nonfinancial information developed by Mellon--such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation--is valuable information that is proprietary and confidential. You are not to disclose it to anyone outside Mellon or to anyone inside Mellon who does not have a need to know such information. This obligation extends beyond the period of your employment with Mellon. Employees are prohibited from using Corporate time, resources and assets (including Mellon proprietary information) for personal gain. Mellon has proprietary rights in any materials, products or services that you create which relates to your work at Mellon, that use Mellon resources (equipment, etc.) or that are created during your regular work hours. You must disclose any such materials, products or services to Mellon.


ELECTRONIC INFORMATION SYSTEMS
E-mail (internal and external), voice mail and communications systems are intended for Mellon business use only. Messages and information contained on these systems are subject, at Mellon's sole discretion, to access, monitoring, review and/or disclosure by authorized Mellon personnel with or without notice, at any time. You should not expect messages sent on these systems to be treated as private or confidential. Employees may not use e-mail systems to (l) bypass financial transaction documentation requirements; (2) send inappropriate, harassing or offensive messages; (3) solicit; or (4) deliberately distribute any program or virus that could be destructive to hardware, software, or files on any computer. You should also limit the transmission of highly sensitive information on these systems.



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Respecting Confidential Information (cont.)
==============================-------------------------------------------------

Messages created in these systems should be in compliance with the Corporate Policy on the Records Management Program (CPP-109-03). For more detailed information on use of these systems, see the Corporate Policies on Use of Mellon's E-Mail Network for Internal Communications (CPP-111-04(A)); Use of Mellon's E-Mail Network for External Communications (CPP-111-04(B)); and Access to Electronic Information (CPP-111-4). Additionally, Mellon provides employees access to both the Internet and Intranet (Mellon's internal Internet system) as a resource to obtain Mellon organizational or business related information. Your use of the Internet and Intranet is subject, at Mellon's sole discretion, to access, monitoring, review and/or disclosure by authorized Mellon personnel with or without notice, at any time, and should not be viewed as private or confidential. For more detailed information on use of the Internet and Intranet, see the Corporate Policy on Internet/Intranet Access (CPP-118-1).

INFORMATION SECURITY SYSTEMS
If you have access to Mellon information systems, you are responsible for taking precautions necessary to prohibit unauthorized entry to the system. You should safeguard your passwords or other means of entry.


COMPUTER SOFTWARE
Computer software is to be used for Mellon business only and must be used in accordance with the terms of the licensing agreement. No copying of software is permitted except in accordance with the licensing agreement.


INSIDE INFORMATION
Inside information is material nonpublic information relating to a company whose securities trade in a public market. Information is considered "material" if it is important enough to affect the judgment of investors about whether to buy, sell or hold securities of that company, or to influence the market price of those securities.

Courts have ruled that inside information must be made public before anyone possessing it can trade, or recommend the purchase or sale of, securities of the issuing company. Under various securities laws (at both the national and local level), you, Mellon and any person with whom you share the information could be held legally responsible for misusing inside information.

Obviously, inside information rules can be very difficult to apply in given circumstances. Employees must be extremely cautious in discussing Mellon information with any person outside of Mellon or in using information obtained at Mellon in making personal investment decisions. If you have any doubts about whether or not an item is inside information or whether or not it has been or should be revealed, consult the Legal Department.


Rules for Protecting Confidential Information
==============================-------------------------------------------------

The following are some basic rules to follow to protect confidential information.

LIMITED COMMUNICATION TO OUTSIDERS
Confidential information should not be communicated to anyone outside Mellon, except consistent with Mellon's policies on communicating such information.


CORPORATE USE ONLY
Confidential information should be used only for Mellon's Corporate purposes. Under no circumstances may an employee use it, directly or indirectly, for personal gain or for the benefit of any outside party who is not entitled to such information.


OTHER CUSTOMERS
Where appropriate, customers should be made aware that employees will not disclose to them other customers' confidential information or use the confidential information of one customer for the benefit of another.


NOTIFICATION OF CONFIDENTIALITY
When confidential information is communicated to any person, either inside or outside Mellon, they should be informed of the information's confidential nature and the limitations on its further communication.



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Rules for Protecting Confidential Information (cont.)
==============================-------------------------------------------------

PREVENTION OF EAVESDROPPING
Confidential matters should not be discussed in public or in places, such as in building lobbies, restaurants or elevators, where persons may overhear. Precautions, such as locking materials in desk drawers overnight, stamping material "Confidential" and delivering materials in sealed envelopes, should be taken with written materials to ensure they are not read by unauthorized persons.


DATA PROTECTION
Data stored on personal computers and diskettes should be properly secured to ensure it is not accessed by unauthorized persons. Access to computer files should be granted only on a need-to-know basis. At a minimum, employees should comply with applicable Mellon policies on electronic data security. Data stored on paper should also be properly secured (locked as appropriate) to ensure that it is not accessed by unauthorized persons. All data should be retained based on the applicable data retention schedules in each line of business. For further information see the see the Corporate Policies on Records Management Creation (CPP-111-02) and Records Retention (CPP-111-03)


CONFIDENTIALITY AGREEMENTS
Confidentiality agreements to which Mellon is a party must be complied with in addition to, but not in lieu of, this Policy. Confidentiality agreements that deviate from commonly used forms should be reviewed in advance by the Legal Department.


CONTACT WITH THE PUBLIC
All contacts with institutional shareholders or securities analysts about Mellon must be made through the Investor Relations Division of the Finance Department. All contacts with the media and all speeches or other public statements made on behalf of Mellon or about Mellon's businesses must be cleared in advance by Corporate Affairs. All media inquiries should be directed to Corporate Affairs. In speeches and statements not made on behalf of Mellon, care should be taken to avoid any implication that Mellon endorses the views expressed.


SUPPLEMENTAL PROCEDURES
Mellon entities, departments, divisions and groups should establish their own supplemental procedures for protecting confidential information, as appropriate. These procedures may include:

o    establishing records retention and destruction policies;

o    using code names;

o limiting the staffing of confidential matters (for example, limiting the size of working groups and the use of temporary employees, messengers and work processors); and

o    requiring written confidentiality agreements for certain employees.

Any supplemental procedures should be used only to protect confidential information and not to circumvent appropriate report and record keeping requirements.


SECURITIES FIRE WALL POLICY
To facilitate compliance with the prohibition on trading in securities while in possession of insider information, diversified financial services organizations, including Mellon, have adopted securities fire wall policies, which separate the business units or employees likely to receive insider information from the business units or employees that trade securities or provide investment advice.

Mellon's policy on Securities Firewalls(CPP-903-2(C)) establishes rules restricting the flow of information within Mellon to investment personnel; procedures to be used by investment personnel to obtain information from other departments or divisions of Mellon or from other Mellon subsidiaries; and procedures for reporting the receipt of material nonpublic information by investment personnel.

You must know this policy, particularly if you work in an area that handles investment decisions or if you supply or might be asked to supply information to employees in such areas. Under no circumstances should you receive or pass on information that may create a conflict of interest or interfere with a fiduciary obligation of Mellon.



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Termination of Employment
==============================-------------------------------------------------

You must return all property of Mellon immediately before or upon termination of employment. This includes all forms of Mellon proprietary information; all hard-copy and computer files; customer lists; personal computer hardware and software; statistical analysis, product pricing, various formulas and models; identification cards; keys and access cards; and other confidential information. In addition, you may not retain copies of any such property. You must also return cellular or car phones, pagers, laptop computers and any other equipment that Mellon made available to facilitate the performance of your job.




Restrictions on Waivers for Executive Officers
==============================-------------------------------------------------

No waiver of this Code of Conduct will be made for any executive officer of the Corporation unless the waiver is made by the Corporation's board of directors (or a committee thereof) and is promptly disclosed to shareholders. Individuals who are deemed to be "executive officers" of the Corporation will be notified of this fact.




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Notes
==============================-------------------------------------------------








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